Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of this      day of July, 2008, by and between                       (the “Holder”), and Mindspeed Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holder currently holds $                aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2009 (the “Old Notes”);

WHEREAS, the Holder desires to exchange the Old Notes for an equal principal amount of the Company’s 6.50% Convertible Senior Notes due 2013 (the “New Notes”) on the terms and conditions set forth in this Agreement (the “Note Exchange”);

WHEREAS, the Company desires to issue to the Holder $                aggregate principal amount of New Notes in exchange for the Old Notes in the Note Exchange; and

WHEREAS, the New Notes will be issued pursuant to an indenture, to be entered into by the Company and the Trustee named therein (the “Trustee”), dated as of the date hereof (the “Indenture”), substantially in the form of Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Exchange

Section 1.1             Exchange of the Old Notes.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue to the Holder, and the Holder agrees to accept from the Company, $                in aggregate principal amount of New Notes, together with all accrued and unpaid interest paid in cash on the Old Notes to, but excluding, the Closing Date, in exchange for $                aggregate principal amount of Old Notes tendered to the Company by the Holder pursuant to the terms hereof and the Letter of Transmittal (as defined herein).

Section 1.2             Closing. Subject to the satisfaction (or waiver by the Holder and the Company, as applicable) of the conditions set forth in Sections 1.3(i) and 1.3(ii) below, the closing of the transactions contemplated by this Agreement (the “Closing”) is anticipated to take place on or before the second (2nd) Business Day after the date hereof at the offices of the Company, 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, or on such other date and at such other place as the parties may agree in writing (the “Closing Date”).  At the Closing, (i) the Holder shall deliver or cause to be delivered to the Company all of such

Holder’s right, title and interest in and to all of the Old Notes, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Old Notes, and (ii) the Company shall issue to the Holder the New Notes and pay to the Holder in cash by wire transfer of immediately available funds an amount equal to the accrued and unpaid interest on the Holder’s Old Notes to, but excluding, the Closing Date.

Section 1.3             Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered this Agreement to Holder;

(b)           The Company and the Trustee shall have executed and delivered the Indenture;

(c)           The Company shall have executed and delivered the New Notes in the aggregate principal amount set forth in Section 1.1;

(d)           The Company shall have submitted to The NASDAQ Stock Market LLC the requisite notification form with respect to the listing on The NASDAQ Global Market (the “Principal Market”) of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the New Notes;

(e)           The New Notes shall have been approved for trading on The PORTAL Market, subject only to notice of issuance at or prior to the time of issuance;

(f)            The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the New Notes;

(g)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the Securities and Exchange Commission (the “SEC”) or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened (and remain unresolved), as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and

(h)           The Company shall have furnished to the Holder a certificate, dated as of the Closing Date, of a duly authorized officer of the Company, in form and substance reasonably satisfactory to the Holder, to the effect that (x) the representations and warranties of the Company contained in Article III hereof were true and correct on the date hereof and are true and correct on the Closing Date (as though made on such date) and (y) the Company has complied in all material respects with all of its agreements and covenants contained herein that are required to be performed prior to the Closing.

(ii)           The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)           The Holder shall have executed and delivered to the Company this Agreement;

(b)           The Holder shall have completed, executed and delivered to the Company a letter of transmittal in the form attached as Exhibit B hereto (the “Letter of Transmittal”);

(c)           The Holder shall have delivered, or caused to be delivered, to the Company the Old Notes being exchanged pursuant to this Agreement in accordance with the terms hereof and the Letter of Transmittal; and

(d)           The Holder shall have furnished to the Company a certificate, dated as of the Closing Date, of a duly authorized officer of the Holder, in form and substance reasonably satisfactory to the Company, to the effect that (x) the representations and warranties of the Holder contained in Article II hereof were true and correct on the date hereof and are true and correct on the Closing Date (as though made on such date) and (y) the Holder has complied in all material respects with all of its agreements and covenants contained herein that are required to be performed prior to the Closing.

Section 1.4             Waivers; Compliance with Confidentiality Agreement.  The Holder hereby acknowledges and agrees that: (i) Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as agent for the Company in connection with the Note Exchange and consents to Deutsche Bank’s actions in that regard and from and after the Closing waives any and all claims, actions, liabilities, damages or demands the Holder may have against Deutsche Bank in connection with any alleged conflict of interest arising from Deutsche Bank’s engagement as an agent of the Company with respect to the exchange by the Company and the Holder of New Notes for Old Notes; (ii) subject to Section 4.1 below, the Company may enter into one or more transactions from time to time with other holders (the “Other Holders”) of the Company’s 3.75% Convertible Senior Notes due 2009 pursuant to which all or any portion of such notes are exchanged, repurchased, retired or otherwise refinanced by the Company; and (iii) it has complied with that certain Confidentiality Agreement, dated as of May 27, 2008, by and between Deutsche Bank and the Holder (the “Confidentiality Agreement”).

ARTICLE II
Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and on the Closing Date (as though made on such date) and shall survive the Closing and the transactions contemplated hereby to the extent set forth herein:

Section 2.1            Existence and Power.

(a)           The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)           The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2             Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3             Title to Old Notes. The Holder is the sole beneficial owner of and has good and valid title to the Old Notes being exchanged by such Holder hereby, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Old Notes or its rights in such Old Notes being exchanged or redeemed by such Holder hereby, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Old Notes.

Section 2.4             Investment Decision. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and was not organized for the purpose of acquiring the New Notes or the shares of Common Stock into which the New Notes may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is familiar with the Company’s objectives and business plan, has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into the confidential offering memorandum, dated the date hereof (the “Offering Memorandum”), delivered by or on behalf of the Company to the Holder in connection with the Note Exchange (all of such filings with the SEC referred to, collectively, as the “SEC Documents”).  The Holder has reviewed copies of each of the Indenture, the Letter of Transmittal and the Offering Memorandum, and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as the Holder deems necessary or appropriate in connection with its analysis and decision to enter into this Agreement.  The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Note Exchange pursuant hereto and to make an informed investment decision with respect to such Note Exchange.  The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the New Notes to the Holder without having first registered the New Notes or the Underlying Common Stock under the Securities Act.

Section 2.5             Acquisition Entirely for Own Account.  The Holder is acquiring the New Notes for its own account and not towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however that by making the representations herein, the Holder does not agree to hold any of such New Notes for any minimum or other specific term and reserves the right to dispose of such New Notes or the Underlying Common Stock at any time.

Section 2.6             Restricted Securities.  The Holder understands that neither the New Notes nor the Underlying Common Stock have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

Section 2.7             No Public Market.  The Holder understands that no public market now exists for the New Notes, and that the Company has made no assurance that a public market will ever exist for the New Notes.

Section 2.8             Affiliate Status.  Neither the Holder nor any of its affiliates is, an officer, director or a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  Neither Holder nor any of its affiliates is, (a) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any material acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries out of the ordinary course of business , (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) forming, joining or in any way participating in a “group” (as defined under the Exchange Act) with respect to the Company with respect to the matters set forth in (a) above; (c) otherwise acting, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; or (d) entering into any discussions or arrangements with any third party with respect to any of the foregoing.  The Old Notes have been continuously held by the Holder for a period of at least one (1) year as of the date hereof.  The Holder is not, and has not been during the preceding three months, a person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

ARTICLE III
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and on the Closing Date (as though made on such date) and shall survive the Closing and the transactions contemplated hereby to the extent set forth herein:

Section 3.1            Existence and Power.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, the Indenture and the New Notes (collectively, the “Transaction Documents”) and to perform the Company’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.

(b)           The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated in applicable state securities law, the Principal Market, The Depository Trust Company and The PORTAL Market; (ii) does not and will not constitute or result in a breach or violation or default under the Company’s certificate of incorporation, as amended, or bylaws; and (iii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, other than (with respect to this clause (iii)) breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” shall mean when used in respect of any matter relating to the Company a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, or the New Notes.

Section 3.2             Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity.  When the Indenture is duly executed and delivered by the Company, assuming due authorization, execution and delivery of the Indenture by the Trustee, it will constitute a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity.

Section 3.3            Capitalization. At the Closing, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of Preferred Stock, par value $0.01 per share.  As of the close of business on July 25, 2008, there were 23,813,151 shares of Common Stock, and no shares of Preferred Stock, issued and outstanding.  All such issued and outstanding shares of have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable preemptive, participation, rights of first refusal and other similar rights.

Section 3.4            Valid Issuance of the New Notes.

(a)           The New Notes, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under the Indenture, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

(b)           Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filing of Form D pursuant to Regulation D under the Securities Act and state securities laws, the New Notes will be issued in compliance with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s certificate of incorporation, as amended, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in Section 2 of this Agreement, the New Notes and the Underlying Common Stock, when issued and delivered in accordance with the terms of the New Notes and the Indenture, will be issued in compliance with all applicable federal and state securities laws.

Section 3.5            Securities Law Matters.  The Offering Memorandum, including the SEC Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  The SEC Documents complied in all material respects at the time of their respective filing with the SEC, with all applicable requirements of the federal securities laws.  The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The New Notes satisfy the requirements set forth in Rule 144A(d)(iii) under the Securities Act.

Section 3.6             Compliance with Laws; Permits.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.7             No Material Adverse Effect.  Since the respective dates as of which information is given in the SEC Documents, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

Section 3.8             Trust Indenture Act.  Assuming the accuracy of the representations of the Holder contained in Article 2 hereof and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the New Notes in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Section 3.9             Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

Section 3.10           Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, who has audited the financial statements of the Company that are included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, which is incorporated by reference in the Offering Memorandum, was an independent registered public accounting firm as required by the Securities Act during the periods covered by such financial statements.

Section 3.11           Other Representations and Warranties.  The Company represents and warrants to the Holder as set forth in Section 1 (other than Sections 1(a), 1(b), 1(n), 1(z), 1(cc), 1(dd), 1 (ee), 1(ff), 1(gg), 1(hh), 1(ii), 1(jj), 1(mm) and 1(uu)) of that certain Purchase Agreement, by and between the Company and Lehman Brothers Inc., dated as of December 2, 2004 (the “2004 Purchase Agreement”), as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions under the 2004 Purchase Agreement and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions under this Agreement and the issuance of the securities issuable pursuant hereto, references in the 2004 Purchase Agreement to “Preliminary Offering Memorandum” and “Offering Memorandum” being deemed references to the Offering Memorandum as defined in Section 2.4 above, references in the 2004 Purchase Agreement to “Indenture” being deemed references to the Indenture as defined in the recitals above, references in the 2004 Purchase Agreement to “Notes” being deemed references to the New Notes as defined in the recitals above, references in the 2004 Purchase Agreement to “Conversion Shares” being deemed references to the Underlying Common Stock as defined in Section 2.4 above, references in the 2004 Purchase Agreement to “Transaction Documents” being deemed references to the Transaction Documents as defined in Section 3.1 above, references in the 2004 Purchase Agreement to “Delivery Date” being deemed references to the Closing Date as defined in Section 1.2 above, references in the 2004 Purchase Agreement to “Material Adverse Effect” being deemed references to a Material Adverse Effect as defined in Section 3.1 above, references in the 2004 Purchase Agreement to the “Initial Purchaser” being deemed references to the Holder as defined in the recitals above, references in the 2004 Purchase Agreement to “the date hereof” being deemed references to the date of this Agreement, and references in the 2004 Purchase Agreement to the “Registration Rights Agreement” being disregarded.

ARTICLE IV
Additional Agreements

Section 4.1             Most Favored Nation.  Subject to the limitations set forth in this Section 4.1, the Company covenants that if it consummates any transaction (or series of related transactions) with Other Holders of Old Notes (other than one or more affiliates of the Holder) pursuant to which Old Notes are exchanged for other debt or equity securities of the Company (each an “Other Exchange”) (excluding, for the avoidance of doubt, the conversion of the Old Notes pursuant to the terms of the indenture governing the same), at any time or from time to time, the Company will, no later than two (2) Business Days after the Company’s disclosure on Form 8-K (or in another report filed by the Company under the Exchange Act as permitted by the rules and regulations thereunder) of the consummation of each and every such Other Exchange, deliver to the Holder a written notice (an “MFN Notice”) of each and every such Other Exchange and the publicly-disclosed terms and conditions thereof.  Following its delivery of an MFN Notice, the Company will, upon execution and delivery to the Company by the Holder of a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement, provide the Holder with all non-public information disclosed by or on behalf of the Company to any Other Holders in connection with the applicable Other Exchange (as well as any additional non-public information as the Holder may reasonably request through the Election Deadline (as defined below) in connection with its evaluation of the applicable Other Exchange).  The Holder may, at its option and in its sole discretion, elect (which election may be revoked by the Holder at any time prior to its consummation of such Other Exchange) to participate in any such Other Exchange (through a subsequent closing of such Other Exchange or subject to such other procedures as may be agreed to between the Company and the Holder, and in any event as may be permitted by applicable securities laws), on the same terms and conditions applicable to such Other Holders that participated therein (provided that the Holder will instead be required to surrender its MFN Notes (as defined below) in connection with such Other Exchange, and the Holder may only participate therein up to the aggregate amount of MFN Notes that it holds), by delivering to the Company written notice of such election by no later than 5:00 p.m. (California time) on the third (3rd) Business Day after its receipt of the applicable MFN Notice (the

“Election Deadline”).  For the purposes of this Agreement, the term “MFN Notes” shall mean any New Notes and any other notes, debentures or similar securities of the Company that the Holder receives from the Company in connection with its consummation of any Other Exchange (excluding, for the avoidance of doubt, any common stock of the Company, including Underlying Common Stock), in each case that such Holder has acquired directly from the Company and held continuously since the Company’s initial issuance thereof.  Notwithstanding anything herein to the contrary: (x) the rights and benefits of the Holder under this Section 4.1 may not be assigned or otherwise transferred to any third party except with the express written consent of the Company, which consent may be delayed, conditioned or denied in the Company’s sole and absolute discretion; (y) the Company’s obligations under this Section 4.1 (including, without limitation, its obligations to provide MFN Notices or any other notice to or allow the participation of the Holder in any Other Exchange) shall automatically terminate in full if and when the Holder or its permitted assignees and transferees, as applicable, cease to hold at least $1,000,000 aggregate principal amount of MFN Notes; and (z) the Company hereby covenants and agrees that any Other Exchange will be subject to applicable limitations on conversion that are no less restrictive than the limitations on conversion contained in the Indenture.

Section 4.2             Holding Period.  For the purposes of Rule 144 under the Securities Act (or a successor rule thereto), the Company acknowledges (assuming the accuracy of the representations and warranties of the Holder in Sections 2.5 and 2.8 hereof and the compliance by the Holder with its covenants and agreements set forth herein) that, for purposes of Rule 144(d)(3)(ii) under the Securities Act, the New Notes (including the corresponding Underlying Common Stock) will be deemed to have been acquired at the same time as the Old Notes, and the Company agrees, except as may otherwise be required by applicable law, not to take a position contrary to this Section 4.2.  The Company agrees to take all commercially reasonable actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue shares of Underlying Common Stock without any restrictive legend without the need for any action by the Holder; provided, however, that as a condition precedent to the foregoing, the Holder shall take all commercially reasonable actions, including, without limitation, providing customary representations and warranties reasonably requested by the Company’s legal counsel in connection with rendering any such necessary legal opinions.

Section 4.3             Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the second (2nd) Business Day following the Closing, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form and as may be required by the Exchange Act, attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement and the Indenture) (including all attachments, the “8-K Filing”).  The Company shall file its Quarterly Report on Form 10-Q for the quarter ended June 27, 2008 (the “10-Q Filing”) on or before the deadline applicable to such 10-Q filing as set forth in the rules and regulations of the SEC (including any extension provided under Rule 12b-25 thereunder).  The Company acknowledges and agrees that, from and after the filing of the 10-Q Filing with the SEC, any material, nonpublic information provided by or on behalf of the Company to the Holder prior to such time shall no longer constitute material, nonpublic information, whether due to information publicly disclosed by the Company in the 10-Q Filing or otherwise.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 10-Q Filing with the SEC without the express written consent of the Holder.  Subject to the foregoing, neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of  the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Holder, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise other than in connection with the 8-K Filing, unless such disclosure is required by law, regulation or the Principal Market.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

Section 4.4             Indemnification.

(a)           In consideration of the Holder’s execution and delivery of this Agreement, in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)           Promptly after receipt by an Indemnitee under this Section 4.4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 4.4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Holder.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 4.4, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c)           The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d)           The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to applicable law.

ARTICLE V
Miscellaneous Provisions

Section 5.1             Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid).  Notices will be deemed to have been given hereunder when delivered personally, three Business Days after deposit in the U.S. mail postage prepaid with return receipt requested and one Business Day after deposit postage prepaid with a reputable overnight courier service for delivery on the next Business Day.  The addresses and facsimile numbers for any such notices shall be, unless changed by the applicable party via notice to the other party in accordance herewith:

If to the Company:

Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, CA 92660-3095
Telephone: (949) 579-3000
Facsimile: (949) 579-5289
Attention:  Chief Financial Officer

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
Telephone: (415) 268-7000
Facsimile: (415) 268-7522
Attention:  Brandon C. Parris, Esq.

If to the Holder:

Telephone:
Facsimile:
Attention:

With a copy to (which shall not constitute notice):

Telephone:
Facsimile:
Attention:

Section 5.2             Entire Agreement.  This Agreement and the other documents and agreements executed and delivered among the parties hereto in connection with the Note Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents exchanged in connection with the negotiation of the Note Exchange or otherwise.

Section 5.3             Assignment; Binding Agreement.  This Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.

Section 5.4             Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5             Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 5.6             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 5.7             No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 5.8             Waiver; Consent.  This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 5.9             Word Meanings.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and vice versa, unless the context otherwise requires.  The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 5.10           No Broker.  Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement, other than such commissions, fees and expenses for which such party shall be solely responsible.

Section 5.11           Further Assurances.  The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as either party may reasonably request in connection with the transactions contemplated by and in this Agreement.

Section 5.12           Costs and Expenses.  The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 5.13           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.14           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 5.15           Termination.  In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 1.3(i) and (ii) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

THE COMPANY:

MINDSPEED TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Exchange Agreement

Exhibit A

Form of Indenture

A-1

Exhibit B

Form of Letter of Transmittal

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

LETTER OF TRANSMITTAL
Relating to the Exempted Exchanges
Described in the Offering Memorandum
dated July 30, 2008

Each holder of the 3.75% Convertible Senior Notes due 2009 (the “Old Notes”) of Mindspeed Technologies, Inc. (the “Company”) participating in the exempted exchanges (the “Exempted Exchanges”) as described in the above-referenced Offering Memorandum (the “Offering Memorandum”) should complete, sign and submit this Letter of Transmittal by fax to the Company, fax no. (949) 579-5289, Attention: Chief Financial Officer, prior to or concurrently with such holder’s execution and delivery to the Company of the Exchange Agreement (the “Exchange Agreement”) to be entered into between such holder and the Company in connection with the Exempted Exchanges.  This Letter of Transmittal, the Exchange Agreement and the Indenture (as defined below) are sometimes collectively referred to herein as the “Transaction Documents”).

DELIVERY OF OLD NOTES

To effect a valid delivery of Old Notes in accordance with the Transaction Documents, the undersigned must complete the table below entitled “Description of Old Notes Delivered,” sign the Letter of Transmittal where indicated, and return the signed Letter of Transmittal as described above.  See Instruction 1 for information regarding the account to which the Old Notes should be deposited upon surrender.

New Notes (as defined below) will be issued by deposit in global form with the custodian, Wells Fargo Bank, N.A. (the “Trustee”), and credited to exchanging holders that are “qualified institutional buyers” (“QIBs”), as that term is defined in Rule l44A under the Securities Act of 1933, as amended, through the Deposits and Withdrawal at Custodian (“DWAC”) program of the Depository Trust Company (“DTC”).

The New Notes will be issued pursuant to an indenture (the “Indenture”) to be dated as of the Exchange Date (as defined below) between the Company and the Trustee without registration under Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, in reliance upon exemptions from the registration requirements thereunder.  New Notes issued pursuant to the Transaction Documents will be credited to the DTC account of the undersigned or the undersigned’s custodian.  “New Notes” mean the Company’s 6.50% Convertible Senior Notes due 2013 offered in the Exempted Exchanges.

For purposes of this Letter of Transmittal, the term “Registered Holder” means a record holder or any DTC participant to whose account the relevant Old Notes are credited.  This Letter of Transmittal will be governed (including any claim or controversy arising out of or relating to this Letter of Transmittal) by the law of the State of New York without regard to conflict of law principles (other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF OLD NOTES DELIVERED

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of DTC Participant and Participant’s Account Number in which Old Notes are held and to which the corresponding New Notes are to be delivered	Aggregate Principal Amount of Old Notes*

*           The principal amount of Old Notes delivered must be in denominations of US$1,000 and whole multiples of US$1,000.

DELIVERY OF THE CASH AMOUNT

To effect the settlement of the Cash Amount (as defined below) concurrently with the exchange of the Old Notes, the undersigned must complete the table below entitled “Wiring Instructions for the Cash Amount.”  The undersigned, by providing such wiring instruction, is deemed to consent to the settlement of the Cash Amount through wire transfer.

The “Cash Amount” means a cash amount equal to the accrued and unpaid interest on such Old Notes up to, but excluding, the settlement date for the Exempted Exchanges.

WIRING INSTRUCTIONS FOR THE CASH AMOUNT

NOTE:  PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
SEE INSTRUCTION 3.

Bank Name:
Account Name:
Account Number:
ABA Number:
Reference:

Note:  Signatures must be provided below.
Please read the accompanying Instructions carefully.

Ladies and Gentlemen:

The undersigned hereby delivers to the Company the aggregate principal amount of Old Notes indicated in the table above entitled “Description of Old Notes Delivered.”

SIGN HERE
(TO BE COMPLETED BY ALL HOLDERS DELIVERING OLD NOTES)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby delivers to the Company the principal amount of the Old Notes listed in the table labeled “Description of Old Notes Delivered.”

Signature of Registered Holder(s) or Authorized Signatory	Date
(see guarantee requirement below)

Signature of Registered Holder(s) or Authorized Signatory	Date
(see guarantee requirement below)

Area Code and Telephone Number:

This Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith.  If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Trustee and the Company of such person’s authority to so act.  See Instruction 4.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:
(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE
(If required—See Instruction 4)

Signature(s) Guaranteed by
an Eligible Institution:
(Authorized Signature)

(Title)

(Name of Firm)

(Address)

Dated: , 2008

INSTRUCTIONS

1.  Delivery of Letter of Transmittal and Procedures for Participating in the Exempted Exchanges.  To receive New Notes in connection with the Exempted Exchanges pursuant to the Transaction Documents, a holder must deliver a completed Letter of Transmittal as indicated on page 1 hereof and deliver the Old Notes indicated in the table of the Letter of Transmittal entitled “Description of Old Notes Delivered,” free of payment, via DWAC deposit of the Old Notes as indicted in Instruction 3 below, at or prior to the closing of the Exempted Exchanges.

2.  Amount of Delivery.  Old Notes delivered will be accepted only in denominations of US$1,000 and whole multiples of US$1,000.

3.  Delivery of the New Notes and Cash Amount.  New Notes to be delivered pursuant to the Exempted Exchanges will be delivered only in book-entry form through the DWAC program of DTC.  On the settlement date, when Wells Fargo Bank, N.A., the registrar of the New Notes, verifies the posting of a DWAC deposit of the Old Notes by the delivering holder, the registrar will accept the withdrawal of the Old Notes from the holder’s account (and cancel the Old Notes), and credit the New Notes free of payment to the DTC account of the delivering holder or the delivering holder’s custodian.  Accordingly, the appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table in the Letter of Transmittal entitled “Description of Old Notes Delivered.”  Failure to do so will render the delivery of the Old Notes defective, and the Company will have the right, which it may waive, to reject such delivery.

To effect a settlement of the Cash Amount concurrently with the Exempted Exchanges, the delivering holder must provide, in addition to the information required in the table entitled “Description of Old Notes Delivered,” the wiring information in the table entitled “Wiring Instructions for the Cash Amount” in the Letter of Transmittal.

4.  Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”).  Signatures on the Letter of Transmittal need not be guaranteed if:

•                  the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Old Notes; or

•                  the Old Notes are delivered for the account of an “eligible guarantor institution.”

An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in Rule 17Ad-15):

(a)                                  a bank;

(b)                                 a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c)                                  a credit union;

(d)                                 a national securities exchange, registered securities association or clearing agency; or

(e)                                  a savings institution that is a participant in a Securities Transfer Association recognized program.

If any of the Old Notes delivered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

5.  Important Tax Information.  Under U.S. federal income tax law, a holder (other than certain exempt holders, including corporations and certain foreign holders) who tenders Old Notes and receives New Notes in the exchange may be subject to backup withholding at the current applicable rate on payments with respect to the New Notes received by such holder in the exchange unless such U.S. holder provides an IRS Form W-9 to the appropriate withholding agent and (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

For a foreign holder to qualify as an exempt recipient, such holder must submit to the appropriate withholding agent a properly completed IRS Form W-8BEN, signed under penalty of perjury, attesting to the holder’s exempt status.  IRS forms are available at the website of the Internal Revenue Service at www.irs.gov.